As filed with the Securities and Exchange Commission on September 23 2014

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment # 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Infeed Medica Corp.

(exact name of Registrant as specified in its charter)

Delaware	3841	42-1774429
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Beth Lansam

ZeevChaklay 4/18

Jerusalem 96462

Phone number: 972-52-5568949

Fax number: 972-52-5568949

(Address, including zip code, and telephone number, including area code,

of Registrant's principal executive offices)

Infeed Medica Corp.

113 Barksdale Professional Center

Newark, DE 19711

Tel. 302-266-9367 302-266-9367

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Copies of communications to:

Harold P. Gewerter, Esq.

Harold P. Gewerter, Esq. Ltd.

5536 S. Ft. Apache #102

Las Vegas, NV 89148

Ph: (702) 382-1714

Fax: (702) 382-1759

HAROLD@GEWERTERLAW.COM

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. [ ]

 If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. The Offering will terminate 180 days after this Registration Statement is declared effective by the Securities and Exchange Commission. [ ]

Indicate by check mark whether Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller fully - reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller fully - reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated Filer [ ]
Non-accelerated filer [ ]	Smaller fully- reporting company [x]
(Do not check if a smaller reporting company)

Calculation of Registration Fee

		Proposed	Proposed	Amount
Title	Amount	Maximum	Maximum	of
Of Securities	to be	Offering Price	Aggregate	Registration
To be Registered	Registered	Per Share	Offering Price (1)	Fee (1)
Common Stock, par value $0.0001 per share (1)	10,000,000	$0.01	$100,000	$13.00

(1) Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

Infeed Medica Corp. (the "Registrant," "we," "us," "our" or the "Company") does not intend to escrow any funds received through this Offering. Upon the receipt of funds as the result of a completed sale of Shares of our common stock, par value $0.0001 per share (the "Shares") being offered pursuant to an effective Registration Statement (the "Registration Statement") , those funds will be placed into our corporate bank account and may be used at the discretion of the management, from time-to-time(as per Item 501(b)(8)(iii) of Regulation S-K).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus Subject To Completion Dated September 23 2014

Infeed Medica Corp.

Up to a Maximum of 10,000,000 Shares of Common Stock at $0.01 Per Share

We are offering for sale a maximum of 10,000,000 Shares of our common stock (the "Shares") in a self-underwritten Offering by the management of the Registrant directly to the public at a price of $0.01 per Share (the "Offering Price"). There is no minimum amount of Shares that we must sell in our direct Offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, the offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the Shares without any underwriting discounts or commissions. The purchase price is $0.01 per share. If all 10,000,000 Shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the Offering for the balance of the Shares will terminate and no further Shares will be sold. If all of the Shares offered by us are purchased, the gross proceeds to us will be $100,000. This is our initial public offering and no public market currently exists for Shares of our common stock.

We intend for our common stock to be sold by our Officers and Directors. Such persons will not be paid any commissions for such sales.

We will pay all expenses incurred in this Offering. The Offering will terminate 180 days after this Registration Statement is declared effective by the Securities and Exchange Commission (the "Offering Period"). However, we may extend the Offering for up to 90 additional days following the expiration of the 180 day Offering Period.

At present, our Shares of common stock are not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

BECAUSE THERE IS NO MINIMUM NUMBER OF SHARES REQUIRED TO BE SOLD IN ORDER TO CLOSE THIS OFFERING, PROCEEDS FROM THIS OFFERING WILL NOT BE HELD IN ESCROW AND WILL BE IMMEDIATELY AVAILABLE FOR OUR USE, WITHOUT CONDITION, REGARDLESS OF THE AMOUNT OF PROCEEDS RAISED. IF WE FILE FOR BANKRUPTCY PROTECTION OR A PETITION FOR INVOLUNTARY BANKRUPTCY IS FILED BY CREDITORS AGAINST US, YOUR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS. AS SUCH, YOU WILL LOSE YOUR INVESTMENT AND YOUR FUNDS WILL BE USED TO PAY CREDITORS.

THE COMPANY WILL NEED TO RAISE GROSS PROCEEDS OF $60,000 STARTING FROM WHEN THE OFFERING IS COMPLETED APPROXIMAETY 3 MONTHS AFTER EFFECTIVENESS OF THE S1, IN ORDER TO STAY IN BUSINESS FOR TWELVE MONTHS AND $80,000 TO STAY IN BUSINESS AND COMMENCE ITS BUSINESS PLAN.

The information in this prospectus is not complete and may be changed. This prospectus is included in the Registration Statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the Registration Statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this preliminary prospectus is September 23, 2014

“Dealer Prospectus Delivery Obligation

Until ________, 201_, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.”

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TABLE OF CONTENTS

Prospectus Summary	3
Our Company	3
Our Direct Public Offering	4
The Offering	4
Selected Summary Financial Data	5
RISK FACTORS	6
RISKS RELATING TO OUR COMPANY	6
Use of Proceeds	17
Percent of Net Proceeds Received	18
Determination of Offering Price	19
Dilution	19
Our Business	20
General Development	20
THIRD-PARTY MANUFACTURERS
INTELLECTUAL PROPERTY	21
COMPETITION	22
Patent, Trademark, License & Franchise Restrictions	22
Contractual Obligations & Concessions	22
Employees	22
Transfer Agent	23
Research and Development	23
Description of Property	24
Management's Discussion	24
Analysis or Plan of Operation	24
Plan of Operation	24
General Working Capital	26
Quantitative and Qualitative Disclosures about Market Risk.	26
Analysis of Financial Condition and Results of Operations	26
Other	27
Recently Issued Accounting Pronouncements	27
Off-Balance Sheet Arrangements	27
Inflation	27
Market for Common Equity	28
Related Stockholder Matters	28
Market Information	28
Security Holders	28
Dividend Policy	28
Securities Authorized Under Equity Compensation Plans	28
Directors, Executive Officers, Promoters	28
Control Persons	28
Directors and Executive Officers	28
Audit Committee and Financial Expert	30
Code of Ethics	30
Potential Conflicts of Interest	31
Involvement in Certain Legal Proceedings	31
Executive Compensation	31
SUMMARY COMPENSATION TABLE	31
Option/SAR Grants	32
Long-Term Incentive Plans and Awards	32
Compensation of Directors	32
Employment Contracts, Termination of Employment	32
Change-in-control Arrangements	32
Certain Relationships and Related Transactions	32
Director Independence	33
Security Ownership of Certain Beneficial Owners and Management	33
Legal Proceedings	34
Description of Securities	34
Our Common Stock	34
Our Preferred Stock	35
Plan of Distribution	36
OFFERING PERIOD AND EXPIRATION DATE	38
PROCEDURES FOR SUBSCRIBING	38
Right to Reject Subscriptions	38
Underwriters	38
Regulation M	38
Section 15(G) of the Exchange Act	38
Changes In and Disagreements with Accountants On Accounting And Financial Disclosure	39
Indemnification for Securities Act Liabilities	39
Legal Matters	39
Experts	39
Interest of Named Experts and Counsel	40
Available Information	40
Information Not Required in Prospectus	42
Signatures	45
Exhibits Table	45

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Prospectus Summary

The following summary highlights selected material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

Our Company

We were incorporated in Delaware on September 10, 2012 and are a development stage company. A patented bottle-like Infant Medicinal Dispenser was designed in a shape that is familiar to infants and their caregivers. The company was granted US Design Patent # D702360 and , in recognition of our design for an Infant Medicinal Dispenser. The US Patent was issued on April 8 2014.

The original inventor was Jonathan Shenker a former Officer of the Company who assigned to the Company all rights and title of the design invention in exchange of 10% of future royalties from the gross proceeds and / or sale of the product .The patent invention application was assigned on December 27 2012 to the Company whereby the Design Patent was granted on April 8 2014

See Exhibits 99.2/99.3/99.4 for the assignment agreement , the assignment in the USPTO and the Grant of the design Patent by the USPTO.

The invention for which the Design Patent was issued, is intended to assist parents and caregivers when they need to give an infant medication orally. By providing the medication in a familiar dispenser, we believe the child is more likely to take the medication and benefit. We have developed a prototype of our medical dispenser and are at the stage where we are ready to contract with an independent manufacturer to manufacture and market our product.

We plan to manufacture and market infant medication dispenser thru third party independent manufacturers and marketing consultants while working with established manufacturers and/or marketing agencies who are already familiar with the field of manufacturing baby bottles and similar items for infants and toddlers.

Our principal offices are located at ZeevChaklay 4/18, Jerusalem, Israel. Our telephone number is 972-52-5568949. Our registered office in Delaware is located at 113 Barksdale Professional Center, Newark, DE 19711, and our registered agent is Delaware Intercorp.

All references to "we," "us," "our," or similar terms used in this prospectus refer to Infeed Medica Corp. Our fiscal year ends on December 31.

Our auditors have issued an audit opinion which includes a statement describing our going concern status. Our financial status creates substantial doubt whether we will be able to continue as a going concern. Investors should note that we have not generated any revenues to date, and that we do not yet have any products available for sale.

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As of August 28 2014, we had no cash and will need to raise additional capital, above the funds raised pursuant to this Offering within the next twelve months, whether or not we are able to sell the maximum number of Shares. The Company has no full time employees and our two current officers/directors intend to devote approximately ten - twenty hours per week to the business activities of the Company.

Our Direct Public Offering

We are offering for sale up to a maximum of 10,000,000 Shares of our common stock directly to the public. There is no underwriter involved in this Offering. We are offering the Shares without any underwriting discounts or commissions. The purchase price is $0.01 per share. If all of the Shares offered by us are purchased, the gross proceeds before deducting expenses of the offering will be up to $100,000. The expenses associated with this offering are estimated to be $21,500 or approximately 21.5% of the gross proceeds of $100,000 if all the Shares offered by us are purchased. If all the Shares offered by us are not purchased, then the percentage of offering expenses to gross proceeds will be higher and a lower amount of proceeds will be realized from this offering.

None of the proceeds of the Offering will be used to pay any compensation to our Directors / Affiliates and / or be used to repay the Directors / Affiliates Loans

This is our initial public Offering and no public market currently exists for Shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The Offering will terminate six months after this Registration Statement is declared effective by the Securities and Exchange Commission. However, we may extend the Offering for up to 90 days following the 180 DAYS Offering period if the offering is not completed in the 180 day period .

The Offering

Total Shares of common stock outstanding prior to the Offering	20,000,000 Shares

Shares of common stock being offered by us	10,000,000 Shares

Total Shares of common stock outstanding after the Offering	30,000,000 Shares

Gross proceeds:	Gross proceeds from the sale of up to 10,000,000 Shares of our common stock will be up to $100,000. Use of proceeds from the sale of our Shares will be used as general operating capital towards the cost of manufacturing our product as well as identify a marketing agency that is ideally matched to our needs such that we are able to work to manufacture and market our Infant Medicinal Dispenser.

Risk Factors	There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying Shares of our common stock, see the section entitled "Risk Factors."

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This is a self-underwritten public Offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this Offering. We do not have an arrangement to place the proceeds from this Offering in an escrow, trust, or similar account. Any funds raised from the Offering will be immediately available to us for our immediate use.

As used in this prospectus, references to the "Company," "we," "our," or "us" refer to Infeed Medica Corp., unless the context otherwise indicates.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Selected Summary Financial Data

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the "Plan of Operations" and our financial statements and notes thereto included elsewhere in this prospectus.

(September 10, 2012)
Through
(June 30 2014 )
Statement of Operations:

Total revenues	$—

Total operating expenses	$38,683

(Loss) from operations	$(38,683)

Net (loss)	$(38,683)

(Loss) per common share	$(0.00)

Weighted average number of common Shares outstanding - Basic and diluted	20,000,000

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As of
(June 30, 2014)

Balance Sheet:

Cash in bank	$—

Deferred Offering Costs	$5,000

Total current assets	$5,000

Total assets	$5,000

Total current liabilities	$41,683

Total liabilities	$41,683

Total stockholders' (deficit)	$(36,683)

Total liabilities and stockholders' (deficit)	$5,000

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY

1.	We are a development stage company and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We were established on September 10, 2012, and own a Design Patent for an Infant Medicinal Dispenser with a familiar nipple attached to it to encourage the infant to more easily drink and swallow medication. We have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon the successful manufacturing and marketing of our product. We may not be able to successfully carry out our business. There can be no assurance that we will ever achieve any revenues or profitability. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in our industry, and our Company is a highly speculative venture involving significant financial risk.

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2.	We expect to incur operating losses in the next twelve months because we have no plan to generate revenues unless and until we successfully find manufacturers and marketing agencies to begin the design, manufacturing and marketing of our Infant Medicinal Dispenser.

We have never generated revenues. We intend to manufacture and market our Design Patent D702360 for an Infant Medicinal Dispenser with a familiar nipple attached to it to encourage the infant to more easily drink and swallow medication. We own the right to exploit the Design Patent concept and design. However, our Infant Medicinal Dispenser is not currently available for sale and will not generate any income until we are successfully able to manufacture the product and bring it to market and until it successfully begins to sell. Until that happens, we expect to incur operating losses over the next twelve months because we have no source of revenues unless and until we are successful in finding one or more manufacturers and one or more advertising agencies. We cannot guarantee that we will ever be successful in manufacturing and marketing a product based on our Design Patent on agreeable and profitable terms to generate revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3.	We do not have sufficient cash to fund our operating expenses for the next twelve months, and we will require additional funds through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. We may not be able to sell our common stock and funding may not be available for continued operations.

We have no cash on hand to fund our ongoing administrative and operating expenses or our proposed marketing and promotion campaign for the next twelve months. Because we do not expect to have any cash flow from operations within the next twelve months, we will need to raise additional capital, which may be in the form of loans from current stockholders and/or from public and private equity Offerings. Our two Directors have however committed to fund the minimum necessary operating expenses of the Company for a period of no less than twelve months from present. As they have only committed verbally the arrangement may not be legally binding and if therefore they are unable to fund the Company we will need to access capital elsewhere. Our ability to access capital will depend on our success in implementing our business plan. It will also depend upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the implementation of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. If we are unable to raise additional funds in the future, and / or our two Directors will not fund the Company, we may have to cease all substantive operations within a period of no longer than six months. In such event it would not be likely that investors would obtain a profitable return on their investment or a return of their investment at all.

4.	Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the period from September 10, 2012, through June 30, 2014, were prepared using the assumption that we will continue our operations as a going concern. We were incorporated on September 10, 2012, and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financing activities or to generate profitable operations. Such capital formation activities may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. Nevertheless our affiliates have committed to fund the minimum necessary operating expenses of the Company for a period of no less than twelve months from present.( See above risk factor 3)

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5.	If we are unable to obtain additional financing or generate revenue we will not have sufficient cash to continue operations, beyond twelve months.

We will need to raise additional funds, in addition to the funds raised in this public Offering, through public or private financing, strategic relationships, or other arrangements in the near future, to support our business operations beyond the next twelve months; however, we currently do not have commitments from any manufacturers, investors or marketing agencies to assist us in raising additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital when needed would limit our ability to continue our operations. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price and require us to curtail or cease operations, sell off our assets, seek protection from our creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, may require that we relinquish valuable rights.

6.	We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in finding manufacturers and marketing agencies with the necessary experience that are interested undertaking to be involved with bringing our Infant Medicinal Dispenser to market. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

7.	Because we intend to use proceeds from the Offering as they are received and we are not making provisions for a refund to investors in connection with this Offering, you may lose your entire investment.

Even though our business plan is based upon the complete subscription of the Shares offered through this Offering, the Offering makes no provisions for refund to an investor. We will utilize all amounts received from newly issued common stock purchased through this Offering even if the amount obtained through this Offering is not sufficient to enable us to go forward with our planned operations. Because we are going to manufacture and market our product, we can begin operations even with a more limited budget and continue as sufficient funds are raised. Any funds received from the sale of newly issued stock will be placed into our corporate bank account. We do not intend to escrow any funds received through this Offering. Once and if funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

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8.	As a development stage company, we may experience substantial costs above those estimated in "Use of Proceeds" in our search for one or more manufacturers and one or more marketing agencies, we may not have sufficient capital to successfully complete the marketing and promotion to the point that we are able to manufacture and sell our product.

We may experience substantial cost overruns in manufacturing and marketing our Infant Medicinal Dispenser based on Design Patent D702360 and therefore be unable to successfully complete plans to generate or raise funds to offset operational costs. We may not be able to find an ideal manufacturer and/or marketing agency for many reasons, including industry conditions, general economic conditions, and/or competition from potential manufacturers and/or marketing efforts for other products for the same target consumers, specifically caregivers and parents of small children. In addition, the commercial success of any product is often dependent upon factors beyond the control of the company attempting to market the product, including, but not limited to, market acceptance of the product concept and whether or not we reach an agreement with one or more marketing agencies that can help us adequately promote the product through prominent marketing channels and/or other methods of promotion. Even if we do succeed in raising the capital to aggressively market our plans to manufacture and market our product, we cannot ensure that the final cost for producing this product will be found to be warranted and reasonable and therefore we cannot ensure that the product, if developed, will actually find popularity and acceptance.

9.	We are a small company with limited resources and we do not yet have any manufacturers or marketing agencies interested in working with us to bring our Infant Medicinal Dispenser to market. Further, we cannot confirm that manufacturer or marketing agency that does sign an agreement with our company can compete effectively and increase market share.

Current and potential competitors already developing, manufacturing, and marketing protective coverings and similar products have operating histories and name recognition, and a base of distributors and customers. As a result, these competitors have credibility with potential distributors and customers. Since we have not yet started to market our Infant Medicinal Dispensers, it is not possible to know whether any manufacturer and/or marketing agency with which we close a deal can successfully compete against more established corporations with operating histories, name recognition and established distributors and customers. It is possible that these competitors also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products and services than Infeed Medica can. Infeed Medica may not have sufficient resources to make their investment profitable and may not be able to properly develop, manufacture or market our Design Patent concept in light of the competition. This inability might, in turn, cause our business to suffer and restrict our profitability potential.

10.	Changing consumer preferences may negatively impact our business.

The Company's success is dependent upon our ability to identify and work with manufacturers who are familiar with producing infant bottles as well as marketing agencies who are familiar with identifying and reaching our target markets. Consumer preferences with respect to such devices are difficult to predict. As a result of changing consumer preferences, we cannot assure you that our product will achieve customer acceptance, or that it will continue to be popular with consumers for any significant period of time, or that new products will achieve an acceptable degree of market acceptance, or that if such acceptance is achieved, it will be maintained for any significant period of time. The failure of a product based on our design patent to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

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11.	Because our Directors and officers have no/ minimal experience in running a company that licenses rights to an Infant Medicinal Dispenser with a familiar nipple attached to it to encourage the infant to more easily drink and swallow medication, they may not be able to successfully operate such a business which could cause you to lose your investment.

We are a development stage company and we intend to identify and work with manufacturers who are familiar with producing infant bottles as well as marketing agencies who are familiar with identifying and reaching our target markets. Julius Klein and Beth Langsam, our current Directors and Officers, have effective control over all decisions regarding both policy and operations of our Company with no oversight from other management. Our success is contingent upon the ability of these individuals to make appropriate business decisions in these areas. However, our Directors and Officers have no/minimal experience in operating a company related to the development, manufacturing and marketing of an Infant Medicinal Dispenser with a familiar nipple attached to it to encourage the infant to more easily drink and swallow medication.. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business and hinder an investor from obtaining a return on his investment in us.

12. a)	Because both of our Officers/Directors have other outside business activities and will only be devoting up to 20% of their time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of our business activities.

Our Directors and officers are only engaged in our business activities on a part-time basis. This could cause the officers a conflict of interest between the amount of time they devote to our business activities and the amount of time required to be devoted to their other activities. Julius Klein and Beth Langsamour current Directors and officers, intend to devote only approximately 20 hours per week to our business activities. Subsequent to the completion of this Offering, we intend to increase our business activities in terms of development, marketing and sales. This increase in business activities may require that either our Directors or our Officers engage in our business activities on a full-time basis or that we hire additional employees; however, at this time, we do not have sufficient funds to pursue either option. Furthermore, we do not have any employment agreements with either Mr. Klein or MsLangsam and, as a result, they have no formal obligation or commitment to provide any particular amount of time on the Company's affairs.

b)	Our board of directors and executive officers have virtually no experience running a public company; they may not be able to successfully operate our business or fulfill our plan of operations, which could cause you to lose your investment.

We are a development stage company and our directors and officers have no / minimal experience running a public company nor do they have experience commercially exploiting a Design Patent. Our plan of operations involves our intention to manufacture and market our Infant Medicinal Dispenser. We have not hired nor have we made any arrangements to hire anyone with expertise that we may need to be successful in achieving our plan of operations. Our success is contingent upon our future ability to engage specialists to work with our management team to make appropriate business decisions in these areas. However, our directors and officers currently have no experience in operating a company that develops or sells products in the field of our Design Patent and related fields. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business and hinder an investor from obtaining a return on his investment in us

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13.	Our two Directors own 100% of the outstanding Shares of our common stock at present and after the Offering, assuming the sale of all the Shares in the Offering they will still be able to influence control of the Company.

Our Directors presently own 100% of our outstanding common stock. If all of the 10,000,000 Shares of our common stock being offered hereby are sold, the Shares held by our Directors will constitute approximately 66% of our outstanding common stock. After sale of all stock, the current Directors will still have a majority control and will still have a majority of the voting power for all business decisions.

14.	If our intellectual property protection is inadequate, competitors may gain access to our technology and undermine our competitive position.

We regard our current and future intellectual property as important to our success. We will rely on patent law to protect our proprietary rights. Despite our precautions, unauthorized third parties may copy certain portions of our product or reverse engineer or obtain and use information that we regard as proprietary.

In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting our proprietary rights in the United States or abroad may not be adequate and competitors may independently develop a similar technology. Any failure to protect our proprietary information and any successful intellectual property challenges or infringement proceedings against us could have a material adverse effect on our business, financial condition, or results of operations.

15.	We may be subject to intellectual property litigation, such as patent infringement claims, which could adversely affect our business.

Our success will also depend in part on our ability to find manufacture and market a commercially viable product without infringing on the proprietary rights of others. Although we have not been notified of any infringement claims, other patents could exist or could be filed which would prohibit or limit our ability to develop and market our Infant Medicinal Dispenser in the future. According to our research, no existing patents prohibit or limit our ability to market our product. However, because we cannot be privy to other technologies or products that other companies or individuals may be developing or may develop in the future, we cannot ensure that future products may not infringe on our patent enough to require intellectual property litigation and/or adversely affect our business. In the event of an intellectual property dispute, we may be forced to litigate. Intellectual property litigation would divert management's attention from manufacturing and marketing our design patent against current and future payments to us. Should we be forced to incur substantial legal costs, it is not clear whether we will be successful. An adverse outcome could subject us to significant liabilities to third parties, and force us to cease operations.

16.	Since all of our officers and Directors are located in Israel, any attempt to enforce liabilities upon such individuals under the U.S. securities and bankruptcy laws may be difficult.

In accordance with the Israeli Law on Enforcement of Foreign Judgments, 5718-1958, and subject to certain time limitations (the application to enforce the judgment must be made within five years of the date of judgment or such other period as might be agreed between Israel and the United States), an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the State in which the court is located, competent to render the judgment;

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•	the judgment may no longer be appealed;

•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the State in which it was given.

An Israeli court will not declare a judgment enforceable if:

•	the judgment was obtained by fraud;

•	there is a finding of lack of due process;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;

•	the judgment is in conflict with another judgment that was given in the same matter between the same parties and that is still valid; or

•	the time the action was instituted in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

In general, an obligation imposed by the judgment of a United States court is enforceable according to the rules relating to the enforceability of judgments in Israel, and a United States court is considered competent to render judgments according to the laws of private international law in Israel.

Furthermore, Israeli courts may not adjudicate a claim based on a violation of U.S. securities laws if the court determines that Israel is not the most appropriate forum in which to bring such a claim. Even if an Israeli court agrees to hear such a claim, it may determine that Israeli law, not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process.

Since our Directors and executive officers do not reside in the United States it may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons and, as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our Directors or executive officers in United States courts. Thus, investing in us may pose a greater risk because  should any situation arise in the future in which you have a cause of action against these persons or us, you may face potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons or us.

17.	If and when we begin selling our product, we may be liable for product liability claims and we presently do not maintain product liability insurance.

The Infant Medicinal Dispenser may expose us to potential liability from personal injury claims by end-users of the product. We currently have no product liability insurance to protect us against the risk that in the future a product liability claim or product recall could materially and adversely affect our business. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit future agreements to license and sell the product. We cannot assure you that when we successfully find manufacturers and marketing agencies and begin marketing our invention, that we will be able to obtain or maintain adequate coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims. Moreover, even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects, and divert management’s time and attention. If we are sued for any injury allegedly caused by our future products, our liability could exceed our total assets and our ability to pay the liability.

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Risks Relating to our Common Stock

18.	We may in the future issue additional Shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value. We do not need stockholder approval to issue additional Shares.

Our certificate of incorporation authorizes the issuance of 500,000,000 Shares of common stock, par value $0.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the Shares held by our investors, and might have an adverse effect on any trading market for our common stock.

19.	Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public Offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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20.	We do not intend to pay cash dividends on our Shares of common stock but rather, we intend to finance the development and expansion of our business, delaying or perhaps preventing investors from receiving a return on their Shares.

Because we do not intend to pay any cash dividends on our Shares of common stock, our stockholders will not be able to receive a return on their Shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their Shares unless they sell them at a price higher than that which they initially paid for such Shares.

21.	The Offering price of our common stock could be higher than its true value , causing investors to sustain a loss of their investment.

The price of our common stock in this Offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, arbitrary. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. As a result, the price of the common stock in this Offering may not reflect the cost perceived by the market. There can be no assurance that the Shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

22.	There is no established public market for our stock and a public market may not be obtained or be liquid and therefore investors may not be able to sell their Shares.

There is no established public market for our common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the Over-The-Counter Bulletin Board system, we have not yet engaged a market maker for the purposes of submitting such application, and there is no assurance that we will qualify for quotation on the OTC Bulletin Board.

23.	State securities laws may limit secondary trading, which may restrict the states in which you may sell the Shares offered by this prospectus.

If you purchase Shares of our common stock sold in this Offering, you may not be able to resell the Shares in any state unless and until the Shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by investors. In these states, so long as the issuer obtains and maintains a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states include: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming. Ten states provide for an exemption for non-issuer transactions in outstanding securities affected through a registered broker-dealer when the securities are subject to registration under Section 12 of the Securities Exchange Act of 1934 for at least 90 days (180 days in Alabama). These states include: Alabama, Colorado, District of Columbia, Illinois, Kansas, Missouri, New Jersey, New Mexico, Oklahoma, and Rhode Island.

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We currently do not intend to register or qualify our stock in any state or seek coverage in one of the recognized securities manuals. Because the Shares of our common stock registered hereunder have not been registered for resale under the blue sky laws of any state, and we have no current plans to register or qualify our Shares in any state, the holders of such Shares and persons who desire to purchase such Shares in any trading market that might develop in the future should be aware that there may be significant state blue sky restrictions upon the ability of investors to purchase and sell such Shares. In this regard, each state's statutes and regulations must be reviewed before engaging in any securities sales activities in a state to determine what is permitted, or not permitted, in a particular state. Nevertheless, we do intend to file a Form 8-A promptly after this Registration Statement becomes effective, thereby subjecting our stock registered hereunder to registration under Section 12 of the Securities Exchange Act of 1934. Furthermore, even in those states that do not require registration or qualification for the resale of registered securities, such states may require the filing of notices or place additional conditions on the availability of exemptions. Accordingly, since many states continue to restrict the resale of securities that have not been qualified for resale, investors should consider any potential secondary market for our securities to be a limited one.

In addition, at this time we do not know in which states, if any, we will be selling the offered securities or whether our securities will be registered or exempt from registration under the laws of such state. Our Directors, reside outside of the United States, and initially intend to sell the offered securities to foreign investors. Should they be unsuccessful in selling all of the offered securities to foreign investors, they may seek to locate investors in the United States, in which case, we will then address all applicable state law registration requirements. In addition, in connection with our intent to have our securities listed on the OTCBB, a determination regarding state law registration requirements will be made in conjunction with those market makers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state, and we will not do so until we receive expressions of interest from investors resident in specific states after they have reviewed our Registration Statement. We will comply with the relevant blue-sky laws of any state in which we decide to sell our securities.

24.	Efforts to comply with recently enacted changes in securities laws and regulations will increase our costs and require additional management resources, and we still may fail to comply.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC has adopted rules requiring public companies to include a report of management on their internal controls over financial reporting in their annual reports on Form 10-K. In addition, the public accounting firm auditing a public company’s financial statements must attest to and report on management’s assessment of the effectiveness of its internal controls over financial reporting. These requirements are not presently applicable to us, but may become subject to these requirements subsequent to the effective date of this prospectus. If and when these regulations become applicable to us, our operating expenses will increase by approximately $10,000 annually and if we are unable to conclude that we have effective internal controls over financial reporting or if our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. We have not yet begun a formal process to evaluate our internal controls over financial reporting. Given the status of our efforts, coupled with the fact that guidance from regulatory authorities in the area of internal controls continues to evolve, substantial uncertainty exists regarding our ability to comply by applicable deadlines.

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25.	Stockholders may have limited access to information because we are not yet a fully - reporting issuer and may not become one.

While we intend to file a Form 8-A promptly after this Registration Statement becomes effective and thereby become a “fully - reporting issuer” under Section 12 of the Securities Exchange Act of 1934, we are not currently a fully - reporting issuer and upon this Registration Statement becoming effective we will be required to comply only with the limited reporting obligations required by Section 13(a) of the Exchange Act. If we will only be subject to limited reporting obligations as a Section 15(d) fully reporting company, we will not be subject to the Section 16 short-swing provisions, going-private regulation, and the bulk of the tender offer rules under U.S. securities laws

26.	Our reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act. .

Our reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our Registration Statement became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

27.	Due to the possible necessity of obtaining and adhering to Government Regulations there may be a delay in the generating of revenues and / or the imposition of potential penalties.

Our proposed product, (see “Existing or Probable Government Regulation.”) may or may not relate to existing government regulations. The Design Patent details an Infant Medicinal Dispenser, it is possible government regulations will have to be considered. It is intended to be used by parents and caregivers to enable them to easily give infants measured portions of a medical dose via a familiar method – the standard bottle used to feed them other liquids. The small bottle is designed to be held easily and has convenient marking on the sides to help the caregiver or parent measure the amount of the dose to be given as well as any amount that might remain after the child drank part or all of the does. The process for determining whether the final manufactured design for marketing meets government standards and then applying for any needed certification can be lengthy arduous and costly and it can only be undertaken by our manufacturers prior to the start of production.

Therefore as our Business model is to generate revenues from the production and sales of our Infant Medicinal Dispenser, we would also be responsible for determining, prior to manufacturing, if there would be any delay in being able to commence anything other than limited operations until such related applications are granted. These delays will accordingly have a delay and a detrimental effect on our generating revenues and could ultimately cause our business to fail if continuously delayed. Additionally the non-compliance to these regulatory acts may impose potential penalties to the Company. Therefore prior to production, the Company will seek to identify manufacturers who already manufacture such similar products and are familiar with any existing government regulations. This process may alleviate the adverse assertions above.

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28.	WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

As a result of our election our financial statements may not be comparable to companies that comply with public company effective dates and investors may find our common stock less attractive.

Use of Proceeds

The net proceeds to us from the sale of up to 10,000,000 Shares offered at a public Offering price of $0.01 per share will vary depending upon the total number of Shares sold. Regardless of the number of Shares sold, we expect to incur Offering expenses estimated at approximately $21,500, consisting of $20,000 for legal, accounting (incurred), and $1,500 of other costs in connection with this Offering (estimated transfer agent fees). The table below shows the intended net proceeds from this Offering we expect to receive for scenarios where we sell various amounts of the Shares. Since we are making this Offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this Offering, if any, may differ.

None of the proceeds from this Offering will be used to pay the salaries to our officers and directors and or the repayment of their loans

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Percent of Net Proceeds Received

	40%	60%	80%	100%
Shares Sold	4,000,000	6,000,000	8,000,000	10,000,000
Gross Proceeds	$40,000	$60,000	$80,000	$100,000
Less Offering Expenses	$(21,500)	$(21,500)	$(21,500)	$(21,500)
Net Offering Proceeds	$18,500	$38,500	$58,500	$78,500

The Use of proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related Offering. All amounts listed below are estimates.

	40%	60%	80%	100%
General working capital	$—	—	11,555	$31,555
Manufacturing and Marketing		11,555	20,000	20,000
SEC compliance fees; legal, accounting, and transfer agent fees	$11,555	20,000	20,000	$20,000
Existing Liabilities NOT including officer loans of $34,738)	$6,945	6,945	,6945	$6,945

Total	$18,500	38,500	58,500	$78,500

Our Offering expenses are comprised of legal and accounting expenses and transfer agent fees relating to the Offering. Our Officers and Directors will not receive any compensation for their efforts in selling our Shares.

We intend to use the proceeds of this Offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this Offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this Registration Statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. Our Company estimates that we will need approximately an$20,000 per year to cover additional expenses for public reporting, legal fees, accounting, auditing, and transfer of agent fees. The Company recognizes that if it does not raise net proceeds of at least $58,500 in this Offering, it will have to seek additional funds to cover these expenses. The $58,500 in net proceeds that we need to stay in business for twelve months is comprised of (i) $6,945 for existing liabilities, (ii) $20,000 for manufacturing the design patent, and (iii) $20,000 for SEC reporting expenses and the balance for general working capital . While the existing liabilities on our balance sheet also include $34,738 in shareholder loans, the shareholders loans do not have a fixed repayment date. The proceeds from the Offering will not be used to pay the Directors Loans, however will be used to pay the Offering costs.

 In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

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Determination of Offering Price

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be Offering the Shares of common stock being covered by this prospectus at a price of $0.01 per share. Such Offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The Offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which they believe investors would be willing to purchase the Shares. Additional factors that were included in determining the Offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

Dilution

Purchasers of our securities in this Offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public Offering price. Historical net tangible book value per share of common stock after the Offering is equal to our total tangible assets less total liabilities, divided by the number of Shares of common stock outstanding as of June 30 2014 , as adjusted to give effect to the receipt of net proceeds and issuance of shares from the sale of Shares of common stock for $0.01, which represents net proceeds after deducting estimated Offering expenses of $21,500. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of Shares of our common stock in this Offering and the net tangible book value per share of our common stock immediately following this Offering. The following table represents the related Dilution under each Offering scenario accordingly.

Shares Sold	4,000,000	6,000,000	8,000,000	10,000,000
Gross Proceeds Less Offering Expenses	18,500	38,500	58,500	78,500
Historical Net Tangible Book Value before the Offering	(36,683)	(36,683)	(36,683)	(36,683)
Historical Net Tangible Book Value Per Share Before the Offering	(0.0018)	(0.0018)	(0.0018)	(0.0018)
Historical Net Tangible Book Value after the Offering	(18,183)	1,817	21,817	41,817
Historical Net Tangible Book Value Per Share after the Offering	(0.0008)	0.0001	0.0008	0.0014
Increase per share to existing Shareholders	(0.001)	(0.0019)	(0.0026)	(0.0032)
Dilution Per Share to New Shareholders	0.0108	0.0099	0.0092	0.0086
Dilution Percentage to New investors in the Offering	8%	(1)%	(8)%	(14)%

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The following table sets forth as of June 30 2014 , the number of Shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this Offering if new investors purchase 100% of the Offering, before deducting Offering expenses payable by us, assuming a purchase price in this Offering of $0.01 per share of common stock.

	Shares
	Number	Percent	Amount
Existing Stockholders	20,000,000	66%	$2,,000
New Investors	10,000,000	34%	$100,000
Total	30,000,000	100%	$102,000

Our Business

General Development

We were incorporated in Delaware on September 10, 2012 and are a development stage company. United States Design Patent D702360 for an Infant Medicinal Dispenser with a familiar nipple (and in the shape of a Baby bottle )attached to it to encourage the infant to more easily drink and swallow medication was issued and assigned to Infeed Medica Corp. on April 8, 2014. Infeed Medica Corp. has exclusive rights, title and interest in and to the invention, as well as all Intellectual Property rights, free and clear of any lien, charge, claim, preemptive rights, etc. for the invention.

The original inventor was Jonathan Shenker a former Officer of the Company who assigned to the Company all rights and title of the design invention in exchange of 10% of future royalties from the gross proceeds and / or sale of the product .The patent invention application was assigned on December 27 2012 to the Company whereby the Design Patent was granted on April 8 2014

See Exhibits 99.2/99.3/99.4 for the assignment agreement , the assignment in the USPTO and the Grant of the design Patent by the USPTO.

A prototype of our proposed product has already been developed and manufactured. The Infeed Medica Infant Medicinal Dispenser was designed to be easy to use and easy to clean. The Infeed Medica dispenser is as familiar and comfortable to the infant to use as any standard bottle. The nipple is the same size and shape as standard nipples used in regular bottles, making it immediately familiar to an infant requiring medication. Because the bottle will feature easy-to-read measurements on the side of the dispenser, measuring the appropriate dosage will be fast and simple. Once the medicine is inside, the caregiver simply snaps on the cover of the bottle.

Our technology is based upon the Design Patent has the potential to become a standard product for institutions who care for children, such as hospitals and day care centers, as well as a household item in families where young children are present.

Based on the marketing plan created by the marketing agency with whom we will work, we will determine the appropriate markets most likely to purchase our product. We believe that both the home market as well as institutions can benefit from this product. We plan to identify and work with manufacturers who are familiar with producing infant bottles as well as marketing agencies who are familiar with identifying and reaching our target markets. This could be expanded to pharmacies, supermarkets, department stores, and any retail chains who feature products for infants and toddlers.

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We have not generated any revenues to date and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no employees other than our Officers, who are also our Directors and work only part time.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check Registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither Infeed Medica Corp., nor its Officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

The Company believes it needs approximately 6 months to maintain operations to find such partners, as explained in the Plan of Operations section below. Assuming we raise net proceeds of at least $58,500 in this Offering, we believe we will be able to implement our business plan accordingly .

Our principal offices are located at ZeevChaklay 4/18, Jerusalem, Israel 96387. Our telephone number is 972-52-5568949. Our registered office in Delaware is located at 113 Barksdale Professional Center, Newark, DE 19711, and our registered agent is Delaware Intercorp.

Business Summary and Background

Infeed Medica Corp. has already developed a prototype. Our next step is to identify and work with manufacturers who are familiar with producing infant bottles as well as marketing agencies who are familiar with identifying and reaching our target markets. These companies will be responsible for manufacturing and marketing the Infant Medicinal Dispenser. As soon as the company starts to raise equity (following the S-1 becoming effective), it will begin to use raised proceeds to find manufacturers and marketing agencies who can assist in bringing our product to market.

MANUFACTURER AND MARKETING AGENCIES

We will rely on experienced manufacturing and marketing agencies to bring our product to market. With the capital we receive from this Offering, we will seek one or more manufacturers with experience in the field of manufacturing similar products. We will also identify one or more marketing agencies with experience in identifying the appropriate markets for our product both in terms of location as well as basic profiles of most likely consumers, etc. We have already developed a prototype of our Infant Medicinal Dispenser based on US Design Patent D702360. The marketing agency will be able to use this prototype for sales while the manufacturer will be able to see a working example.

INTELLECTUAL PROPERTY

On April 8, 2014 we were granted US Design Patent D702360 that details an Infant Medicinal Dispenser .. The bottle’s shape is uniquely designed to be easy to hold. Infeed Medica Corp. was given all right; title and interest for the United States, territories..The Patent expires on April 8 2031 .

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The Design Patent D702360 details the design of an Infant Medicinal Dispenser that is easy to use and easy to clean. The Infeed Medica dispenser is familiar in shape to any bottle-fed infant or young child and comfortable for either the caregiver/parent or child to hold. The nipple is the same size and shape as standard nipples used in regular bottles, making it immediately familiar to an infant requiring medication.

COMPETITION

There are many patented infant bottles and medical dispencers designed for either children and infants .

United States Patent 5620462 was designed to enable infants and toddlers to drink liquid vitamin and medicine dispenser for infants and toddlers. It is shaped with a flexible mask to match the shape of a mouth of an infant/toddler. It features a lock assembly in the flexible mask.

United States Patent D446685 details the design of a non-spill cup, as does United States Patent D326796.

United States Design Patent 428816 provides a small combined squeeze bottle and cap .

United States Design Patent 380828 provides a long tube similar to an injection but with a standard nipple cover

While these patents enable the caregiver or parent to offer the child measured doses of medication, we believe based upon the our design patent that our featured design is the most user friendly to infants as it is in the shape of a Baby Bottle but in a small size ..

Patent, Trademark, License & Franchise Restrictions

Contractual Obligations & Concessions

None

We have developed a website (www.infeedmedica.com), which currently details our invention and the benefits it offers parents and caregivers. We believe that once we have a marketing agent coordinating the promotion and production of our product, management of the website will be given to this agency to further develop the site. Currently, the site is for information only, not for direct sales.

Employees

Other than our current Directors and officers, Julius Klein and Beth Langsam, we have no other full time or part-time employees. Our only employees, our Directors and officers, Julius Klein and Beth Langsam, are expected to work approximately twenty hours per week. If and when we successfully to find manufacturers and marketing agencies who are experienced and interested in manufacturing, marketing and bringing our product to market, we may need additional employees to coordinate and monitor the agreements or to continue finding other partners for additional markets not covered by any existing agreements we may sign. We do not foresee any significant changes in the number of employees or consultants we will have over the next twelve months.

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Transfer Agent

We have engaged Vstock Transfer LLC, 77 Spruce Street, Suite 201, Cedarhurst, NY, 11516 as our stock transfer agent. Their telephone number is (212) 828-8436 and their fax number is (646) 536-3179. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

Existing or Probable Government Regulations

Our product is based on United States Design Patent D702360, which details the design of an Infant Medicinal Dispenser with a standard shape and sized nipple. The Consumer Product Safety Improvement Act of 2008 (CPSIA), enacted in 2008, is designed to allow U.S. Consumer Products Safety Commission (CPSC) to better regulate the safety of products made and imported for sale in the United States. In particular, the CPSIA contains regulations that are intended to make products for children under age 12 safer by requiring manufacturers and importers to show that these products do not have harmful levels of lead and phthalates. As our intended target consumer ranges from newborns to toddlers, our manufacturer will be responsible for ensuring that all materials used in the manufacturing of our product adhere strictly to all relevant requirements, both in terms of the materials used as well as the overall design.

With regards to FDA approval for our proposed product, based upon our research, the product falls under the category of Title 21, Volume 8 of the Code of Federal Regulations, Sec 874.5220 Ear, Nose and Throat Administration Device.

Under the above, our proposed product is classified as a Class 1 (general controls) product. The device is exempt from the premarket notification procedures (510(K) or PMA approval).

Our research has found that similar products already on the market (such as AVA the Elephant, by Lady Elephant, LLC) have received FDA approval on their product based on the above. Inasmuch as our proposed product is based upon the same functionality lines as the above mentioned product, we are therefore able to claim a Class I Exemption.

Most Class I devices and a few Class II devices are exempt from the premarket notification [510(k)] requirements subject to the limitations on exemptions. However, these devices are not exempt from other general controls. All medical devices must be manufactured under a quality assurance program, be suitable for the intended use, be adequately packaged and properly labeled, and have establishment registration and device listing forms on file with the FDA.

Non compliant to FDA can result in administrative actions which include product recalls and enforcement action if the violation is not corrected.

The CPSC has issued warnings related to the manufacturing process of baby bottles, such as which materials are considered hazardous to an infant. As the Company will be using an experienced manufacturing company, as described in the Our Company section, the Company will include within the agreement with the manufacturer, requirements that ensure all applicable United States regulations are identified during the preliminary planning and then throughout the manufacturing process. One reason why our ideal manufacturing agency will be one that has previous experience with manufacturing baby bottles is to ensure familiarity with government regulations before manufacturing and and marketing the product.

Research and Development

We have incurred research and development activities in the production of a working prototype of the Baby Bottle Medicine Dispencer.

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If we are able to raise funds in this Offering, we will retain one or more manufacturers and one or more marketing agencies to help us manufacture and bring our product, based on our United States Design Patent D702360, to market. We have not yet entered into any agreements, negotiations, or discussions with any manufacturers and/or marketing agents with respect to such development activities. We do not intend to do so until we commence this Offering. For a detailed description, see "Plan of Operation."

Description of Property

Our Principal executive offices are located at ZeevChaklay 4/18, Jerusalem, Israel 96387, Israel Phone number: 972-52-5568949. This location is the home of the office of the Director and we have been allowed to operate out of this location at no cost to the Company. We believe that this space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities, or other forms of property.

Management's Discussion & Analysis or Plan of Operation

You should read the following plan of operation together with our audited financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" or elsewhere in this prospectus.

General and administrative and research and development expenses in 2012 /2013/2014.

In 2012 the Company spent $1,400 in incorporation expenses expensed as g&a and $16,688 as r&d expenses paid to a Company called Strategic Models and Technology Ltd for the building of the patent prototype which was built in the form of a mold .

In 2013 the Company incurred an additional $6,566 in g&a expenses which encompassed the expenses of creating a short video of the product and also the creation of the Company logo and also an additional $5,500 in legal fees for the final recording of the patent which too has been classified as research and development expenses .

In 2014 the Company incurred an additional $7,504 in g@a expenses which included the creation of the website , payment of Deleware Franchise Taxes and other misc professional fees , and also an additional $1,025 in legal fees and classified as research and development expenses .

Plan of Operation

We are a development stage company that was incorporated on September 10, 2012. Our Design Patent D702360 for an Infant Medicinal Dispenser with a familiar nipple attached to it to encourage the infant to more easily drink and swallow medication, was issued on April 8, 2014. The Infeed Medica Infant Medicinal Dispenser was designed to be easy to use and easy to clean. The Infeed Medica dispenser is as familiar and comfortable to the infant to use as any standard bottle. The nipple is the same size and shape as standard nipples used in regular bottles, making it immediately familiar to an infant requiring medication. Because the bottle will feature easy-to-read measurements on the side of the dispenser, measuring the appropriate dosage will be fast and simple. Once the medicine is inside, the caregiver simply snaps on the cover of the bottle.

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A prototype of our proposed product has already been developed and manufactured.

The funds needed to date have been funded by loans from our Directors .

Our plan of operation includes the following stages. We expect to complete all stages within 9 – 11 months. We do not have an individual estimate of how long each stage will take, as this will depend on the agency we choose and the plan of action they choose or are assigned to perform.

Stage 1: Preparation: includes identifying both potential manufacturers and marketing agencies. These will be evaluated based on past experience, costs and expected benefits.

Stage 2: While the manufacturer will be responsible for creating and implementing a cost-effective plan for manufacturing the Infeed Medica Corporation’s Infant Medicinal Dispenser, in parallel, we will be working to find an appropriate marketing agency that will be tasked with identifying the ideal target markets for our product and developing a detailed plan as to how optimize marketing efforts. The Company has already developed a preliminary website (www.infeedmedica.com). The marketing agency will assume responsibility for the site maintenance and content.

Stage 3: Once both the manufacturing and marketing is optimized, we will need to work with both the manufacturer and the marketing agency to maximize sales and minimize storage

	40%	60%	80%	100%
General working capital	$—	—	11,555	$31,555
Manufacturing and Marketing		11,555	20,000	20,000
SEC compliance fees; legal, accounting, and transfer agent fees	$11,555	20,000	20,000	$20,000
Existing Liabilities NOT including officer loans of $34,738)	$6,945	6,945	,6945	$6,945

Total	$18,500	38,500	58,500	$78,500

We intend to use the proceeds of this Offering in the manner and in order of priority set forth above.

We have no commitments or arrangements from any person to provide us with any additional capital other than our Directors. If additional financing is not available when needed, we may need to dramatically change our business plan, sell the Company or cease operations. We do not presently have any plans, arrangements, or agreements to sell or merge our Company.

 Our auditors have issued an opinion on our financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business. Even if we raise the maximum amount of money in this Offering, we do not know how long the money will last, however, we do believe it will last at least twelve months.

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General Working Capital

We may be wrong in our estimates of funds required in order to proceed with executing our general business plan described herein. Should we need additional funds, we would attempt to raise these funds through additional private placements or by the issuance of convertible debt by the company as it starts to plan for seeking further financing through the placing of equity and/or debt securities in Q4 of 2014 . The company currently has no arrangements with any entities with regard to this debt. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

We can offer no assurance that we will raise any funds in this Offering. As disclosed above, we have no revenues and, as such, if we are unable to raise net proceeds of at least $60,000, we may attempt to sell the Company or be forced to file for bankruptcy within twelve months. We do not have any current intentions, negotiations, or arrangements to merge or sell the Company.

The Company has, as of June 30 2014 total liabilities of approximately $41,683 and will need to seek additional funds in addition to the gross proceeds raised from the Offering, through equity financing to satisfy these liabilities; the gross proceeds raised from this Offering will not suffice to satisfy all of the outstanding liabilities of the Company.

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity. We may need additional funds. In this case, we would attempt to raise these funds through additional private placements or by the issuance of convertible debt by the company as it starts to plan for seeking further financing through the placing of equity and/or debt securities. The company currently has no arrangements with any entities with regard to this debt. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

Quantitative and Qualitative Disclosures about Market Risk.

Management does not believe that we face any material market risk exposure with respect to derivative or other financial instruments or otherwise.

Analysis of Financial Condition and Results of Operations

The Company has had limited operations since its inception and limited funds. Since our business was formed, we have incurred the following business expenses: incorporation fees, patent fees ,research and development fees legal and accounting fees, S-1 preparation and filing fees and transfer agent and other small misc fees. The Company plans to raise equity from this Offering and through additional private placements or by the issuance of convertible debt. There are currently no arrangements in place of any form of financing; however the Company is not aware of any uncertainties and or other events that will preclude the Company from raising equity in the normal manner of its business conducts. The Company has no commitments for capital expenditures and is not aware of any material trends that will have a favorable and / or unfavorable outcome on the Company seeking in the future equity financing. The Company has limited operations and is not aware of any trends or uncertainties that will have an impact on the Company’s future operations. The Company has no off balance sheet arrangements. The Company has no contractual obligations, long term debt, capital leases, operating leases, purchase obligations at this time other than its current liabilities in the amount of $41,683 reflected in the Financial Statements as at June 30 2014

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Other

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements.

Recently Issued Accounting Pronouncements

Comprehensive Income

In September 2012, the FASB issued “Comprehensive Income: Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income (“AOCI”)” which improves the reporting of reclassifications out of AOCI. The amendment requires an entity to report the effect of significant reclassifications out of AOCI on the respective line items in net income. For other amounts not required to be reclassified to net income, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional detail about these amounts. This amendment became effective January 1, 2013 and the effect of adopting this updated guidance did not have an impact on the Company’s financial position or results of operations.

Presentation of Unrecognized Tax Benefits

In July 2013, the FASB issued “Income Taxes: Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry forward, a Similar Tax Loss, or a Tax Credit Carry forward Exists” which improves the reporting of unrecognized tax benefits. The amendment requires an entity to present an unrecognized tax benefit as a reduction to deferred tax assets for NOLs or tax credit carry forward, unless the NOL or tax credit carry forward is not available under the tax law or not intended to be used as of the reporting date to settle any additional income taxes that would be due from the disallowance of a tax position. Under that exception, the unrecognized tax benefit should be presented as a liability instead of being netted against deferred tax assets for NOLs or tax credit carry forward. This amendment is effective for fiscal quarters and years beginning after December 15, 2013. The Company adopted this updated guidance early and it did not have an impact on the Company’s financial position or results of operations.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Inflation

The amounts presented in the financial statements do not provide for the effect of inflation on the Company’s operations or its financial position. Amounts shown for machinery, equipment, and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The Company believes that the current inflation does not have a material impact on the net operating loss.

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Market for Common Equity

Related Stockholder Matters

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the Registration Statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, FINRA for our common stock to eligible for trading. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Security Holders

As of July 22 2014 , there were 20,000,000 Shares of common stock issued and outstanding, which were held by two stockholders of record.

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities Authorized Under Equity Compensation Plans

We have no equity compensation plans.

Directors, Executive Officers, Promoters

Control Persons

Directors and Executive Officers

The following table sets forth certain information regarding the members of our Board of Directors and our executive officers as of July 22, 2014.

Name	Age	Positions and Offices Held

Julius Klein	59	President and Director

Beth Langsam	29	Secretary, Director ,Treasurer ,and Principal Accounting and Financial Officer

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Our Directors hold office until the next annual meeting of our stockholders or until their successors are duly elected and qualified. According to our bylaws, if a director is elected by cumulative voting, a director may be removed only by the shareholders and then only when the votes cast against his removal would not be sufficient to elect him if voted cumulatively at an election at which the same total number of votes were cast and the entire board or the entire class of directors of which he is a member were then being elected.

Set forth below is a summary description of the principal occupation and business experience of each of our Directors and executive officers for at least the last five years.

Julius Klein has been our President and Director since the Company's inception on September 10, 2012. Julius Klein studied at Wayne University from August 1969 thru January 1973 where he received his Bachelors degree of accounting .From February 1973 until June 1977 Julius worked at the Internal Revenue Service where from July 1977 he continued his career as an accountant at various public accounting firms in NYC thru September 1985. From October 1985 thru present Julius has worked as a self-practitioner and runs a small accounting firm focused on US tax compliance and general consulting.

Julius Klein also has served and currently serves on the Board Of Directors since April 1993, of a non for profit organization called "Children’s Bridge of Zichron Menachem ", which supports young children suffering from the cancer disease with therapeutic activities in Israel . Mr. Klein also serves on the Board of Directors of "American Friends of Bnot Chayil" a non for profit organization which caters social needs for educational support in Israel and in the US to its students.

Julius Klein also serves as CEO and Director of Triumph Ventures Corp.

The Board believes that Mr. Klein should serve as a Director and Chief Executive Officer due to his management and administrative skills all of which enable him to provide oversight and direction of the Company including overseeing its business operations and bringing the Company to its objective goals.

Triumph Ventures Corp was incorporated in Delaware on February 10, 2012 and is a development stage company. On September 9, 2012, it entered into an exclusive Assignment agreement with Mr. Doug Sherman, as seller, in relation to United States Design Patent 502687 invented by Douglas Sherman, for a protective combination plate and removable cover with lower cord access for receptacle and electrical plugs (the "Patent").

The device (the "Design Patent") is designed to serve as a protective combination plate and removable cover. It provides lower cord access for receptacle and electrical plugs that can be connected through the cover to the outlet below. The Co has not yet developed its proposed product, however has completed its offering pursuant to its S1 registration Statement and is seeking to license the Design Patent to one or more third-parties to design, manufacture, and market the combination plate and removable cover against an initial payment and a royalty to be negotiated pursuant to licensing agreement..

The Board believes these two Companies Triumph Ventures Corp and Infeed Medica Corp ( although share the same CEO ) are in two complete different sectors and are and will be funded independently of each other and do not have adverse effects to each other .

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Infeed Medica Corp has already developed a prototype and is seeking a manufacturer to manufacture and then be able to market its product whereby Triumph Ventures Corp is seeking a licensor to license the patented technology. These are two distinct different business streams of generating revenue . Also in each Company a Patent has been granted and there is no interference between the Companies in a technological aspect especially as the Patents are in two unrelated areas.

The BOD in each entity supplies sufficient time to each entity to be able to carry out its business model accordingly and respectively.

Beth Langsam has been our Director, Treasurer Internal Accounting Officer and Secretary since the Company's inception on September 10, 2012. From September 1998 through August 2004 Beth studied at the Bais Yaakov Maalot high school and seminary in Jerusalem where she studied Jewish studies and Jewish History. From September 2004 thru May 2005 she worked as an administrative assistant at Hirshowitz Insurance Agency .From May 2005 thru September 2008 she worked as the bookkeeper of MVS Accounting a firm providing financial and bookkeeping services and from October 2008 until present works as Chief Office Manager at ATSA American Tax Services Associates a Jerusalem ( Israeli entity) general accounting and tax firm in Jerusalem which provides financial tax and accounting services to individuals and Companies .

The Board believes that MsLangsam should serve as a Director and as an accounting and finance Officer Treasurer and Secretary due to her vast experience in administrative skills and in accounting which will both enable her to provide oversight and direction of the Company including overseeing its financial operations and reporting requirements as well as its business operations and bringing the Company to meet its financial reporting internal and external requirements accordingly.

There are no familial relationships among any of our Directors or officers. None of our Directors or officers is or has been a Director or has held any form of directorship in any other U.S. reporting companies except as mentioned above. None of our Directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s Officers or Directors, or any associate of any such officer or Director, is a party that are adverse to the Company.

Each Director of the Company serves for a term of one year or until the successor is elected at the Company's annual stockholders' meeting and is qualified, subject to removal by the Company's stockholders. Each Officer serves, at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual meeting of the Board of Directors and is qualified.

Audit Committee and Financial Expert

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or Director at will.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers; however, the Company plans to implement such a code in the fourth quarter of 2014.

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Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Executives or Directors.

Involvement in Certain Legal Proceedings

We are not aware of any material legal proceedings that have occurred within the past five years concerning any Director, Director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Executive Compensation

We have not paid, nor do we owe, any compensation to our executive officer. We have not paid any compensation to our Officers since our inception to date. We have no employment agreements with any of our executive officers or employees.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year (1)	Salary	Bonus	Stock Awards	Option Awards	NonEquity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Julius Klein
President and Director and for the period September 10, 2012 thru June 30, 2014	2012	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Beth Langsam
Secretary and Director and Principal Accounting and Financial Officer and for the period September 10, 2012 thru June 30, 2014	2012	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

(1)	We were incorporated on September 10, 2012.

(2)	No compensation has been paid in 2013 nor in 2014

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Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreement s regarding future payouts under non-stock price-based plans have been made to any Executive Officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or Director or employees or consultants since we were founded.

Compensation of Directors

There are no arrangements pursuant to which our Director is or will be compensated in the future for any services provided as a Director.

Employment Contracts, Termination of Employment

Change-in-control Arrangements

There are currently no employment agreements or other contracts or arrangements with our Officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our Officers, Directors or Consultants that would result from the resignation, retirement or any other termination of any of our Directors, officers or consultants. There are no arrangements for our Directors, Officers, Employees or Consultants that would result from a change-in-control.

Certain Relationships and Related Transactions

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which our Director, executive officer, stockholders or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

On September 10, 2012, we subscribed 10,000,000 Shares of our common stock to Mr. Julius Klein, our President and Director, for a payment of $1,000. On January 1 2014 , Mr. Klein paid this amount to us by the reduction of the Officer loan account. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in Offering the securities. The Offering and sale were made only to a non-U.S. resident, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On September 10, 2012, we subscribed 10,000,000 Shares of our common stock to Ms Beth Langsam, our Secretary and Director and Principal Financial Officer, for a payment of $1,000 . On January 1 2014, Ms Langsam paid this amount to us by the reduction of the Officer loan account . We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in Offering the securities. The Offering and sale were made only to a non-U.S. resident, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

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As of June 30 2014 , loans from our two Directors and officers (Mr. Julius Klein and Ms Beth Langsam) made in cash (equally) amounted to $34,738 representing working capital advances from directors who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand. No formal written agreement regarding this loan was signed, however it is documented in the accounting records of the Company.

 The Company has an oral arrangement with the Director for the use of the Home for current operations which are minimal at no cost until the Company will raise funds pursuant to its registration Statement at which time the Company shall seek other office space for rental .The Company intends to file a copy of any new written lease agreements (with consideration) accordingly, when applicable in its future periodic report filings.

The Company has oral arrangements with its Directors who will and have agreed to equally fund the current minimum required funds ( Interest free ) needed to meet the minimum ongoing operations of the Company for a period of not less than the following twelve months, commencing on August 1 2014.

Director Independence

According to Item 407 (a)(1)(ii), we are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent Directors.” We do not believe that any of our directors currently meets the definition of “independent” as promulgated by the rules and regulations of NASDAQ.

Security Ownership of Certain Beneficial Owners and Management

(i) The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our Directors and executive officers and (c) all current Directors and executive officers as a group. The following table is based upon an aggregate of 20,000,000 Shares of our common stock outstanding as of July 22 2014

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote (1)	Percent of Common Stock Beneficially Owned or Right to Direct Vote (1)

Julius Klein 3 Frank Street Jerusalem 9638743 Israel	10,000,000	50%

Ms Beth Langsam ZeevChaklay 4/18 Jerusalem 96462 Israel	10,000,000	50%

All stockholders, and / or Directors and / or executive officers as a group (Two persons)	20,000,000	100%

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(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, Shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all Shares of common stock owned by such person.

Legal Proceedings

There are no pending legal proceedings to which the Company or any Director, officer or affiliate of the Company, any owner of record or beneficial holder of more than 5% of any class of voting securities of the Company, or security holder is a party that is adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

Description of Securities

The following description of our capital stock is a summary and is qualified by the provisions of our Certificate of Incorporation, with amendments, all of which have been filed as exhibits to our Registration Statement of which this prospectus is a part.

Our Common Stock

We are authorized to issue 500,000,000 Shares of our Common Stock, $0.0001 par value, of which, as of July 22 2014, 20,000,000 Shares are issued and outstanding. Holders of Shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Under Delaware Law, a corporation’s stockholders may appoint Directors by cumulative voting as set forth in its certificate of incorporation, however, our certificate of incorporation does not include such a right and therefore our holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Pursuant to Article X, Section 6 of our by-laws we have the ability to hold our shareholders liable for calls on partly paid Shares in accordance with Delaware General Corporations Law §156 and to redeem Shares called by us in accordance with Delaware General Corporations Law §160. While Delaware law allows the redemption of shares at the corporations option, the shares offered in this offering and the current outstanding shares are non-redeemable except by the consent of both parties .Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Delaware General Corporations Law §156 states that the corporation MAY (emphasis added) issue Shares as partially paid and subject to a call on the remaining amount due for the purchase of the issued Shares. At the present time, the Corporation has not intent to issue Shares for partial payment”

The restrictions on the ability of shareholders to call meetings in Article III, the authority of your board of directors to set the size of your board and appoint directors in Article V, and limitations on the ability to remove directors in Article V of Exhibit 3.2 would have an effect of delaying, deferring, or preventing a change in control.

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Article III, Section 2, states, “Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman or the president or vice president (if any) or secretary at the request in writing of the majority of the members of the Board of Directors or holders of a majority of the total voting power of all outstanding Shares of stock of this corporation then entitled to vote, and may not be called by the stockholders absent such request. Any such request shall state the purpose or purposes of the proposed meeting.” Accordingly, it would take shareholders owning a majority of the Shares to call such a meeting. In the event that management owns a majority of the Shares entitled to vote, the minority shareholders would have no authority to call a special meeting in the event they wished to attempt to remove the management of the Company

Article V, Section 1 states, “The first Board of Directors and all subsequent Boards of the Corporation shall consist of at least one person, unless and until otherwise determined by vote of a majority of the entire Board of Directors. Directors shall be at least eighteen years of age and need not be residents of the State of Delaware nor shareholders of the corporation. The directors, other than the first Board of Directors, shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first Board of Directors shall hold office until the first annual meeting of shareholders.” The effect of this provision precludes the minority shareholders from being able to affect the number of directors of the Company because the current members of the Board of Directors have the sole authority to determine the number of directors. Since the minority shareholders cannot elect any directors, where the absence of cumulative voting is in existence, as currently exists, the minority shareholders can never elect a director of their choosing. This effectively precludes any takeover attempt without the approval of the directors then sitting on the Board

Our Preferred Stock

 We have not authorized the issuance of Shares of preferred stock. In order to authorize the issuance of Shares of preferred stock, our stockholders and Directors will be required to amend our Certificate of Incorporation to designate and fix the relative rights, preferences and limitations of the preferred stock.

Anti-Takeover Effects Of Provisions of the Articles of Incorporation Authorized and Unissued Stock

The authorized but unissued Shares of our common stock are available for future issuance without our stockholders’ approval. These additional Shares may be utilized for a variety of corporate purposes including but not limited to future public or direct Offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such Shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the Shares held by a potential suitor or issuing Shares to a stockholder that will vote in accordance with the Company’s Board of Directors’ desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their Shares of stock compared to the then-existing market price.

Shares Eligible for Future Sale

Prior to this Offering, there has been no public market for our common stock. We cannot predict the effect, if any, that market sales of Shares of our common stock or the availability of Shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

35

Upon completion of this Offering, assuming all of the offered Shares are purchased, we will have a total of 30,000,000 Shares of common stock outstanding. The 10,000,000 Shares sold in this Offering will be freely tradable without restriction, or further registration under the Securities Act, unless those Shares are acquired by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining 20,000,000 Shares of common stock outstanding will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

As of July 22 2014 , there are two (2) stockholders of record holding a total of 20,000,000 Shares of our common stock. All of our issued Shares of common stock are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. All of these 20,000,000 Shares are held by our “affiliates”, as such term is defined in Rule 144. Theses Shares may be sold to the public market commencing one year after their acquisition , subject to the availability of current public information, volume restrictions, and certain restrictions on the manner of sale.

Plan of Distribution

We are Offering for sale a maximum of 10,000,000 Shares of our common stock in a self-underwritten Offering directly to the public at a price of $0.01 per share. There is no minimum amount of Shares that we must sell in our direct Offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, Offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are Offering the Shares without any underwriting discounts or commissions. The purchase price is $0.01 per share. If all 10,000,000 Shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the Offering for the balance of the Shares will terminate and no further Shares will be sold.

Our Offering price of $0.01 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the Offering price for the Shares. Such Offering price was not based on the price of the issuance to our founders. Accordingly, the Offering price should not be regarded as an indication of any future price of our stock.

 We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the Registration Statement of which this prospectus forms. a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application.

36

There is currently no market for our Shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our Shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We intend to sell the Shares in this Offering through Mr. Julius Klein , and/or Ms Beth Langsam who are officers and Directors of the Company. They will receive no commission from the sale of any Shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer's securities and not be deemed to be a broker/dealer. As Mr. Julius Klein and Ms Beth Langsam are Israeli citizens and do not reside in the US, and since our operations are in Israel, this offer will primarily be directed to residents of Israel. Because a design patent from the United States is well respected, and a corporation established in the United States is one that is taken seriously, our Directors have pursued this connection. However, their primary sales connections are in Israel and as such, will be directed to this market. Should they choose to attempt to sell Shares in the United States, they are aware that this will present challenges and they may not be successful. These challenges include, but may not be limited to, having a Company incorporated in the United States with offices, directors, and officers in a foreign country, in this case, Israel, and which primarily plans sales for the Israeli market initially, as well as other factors listed in the Risk Factors sections.

The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and Offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Neither Julius Klein nor Beth Langsam are statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our officers at the end of the Offering and have not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer.

We will not utilize the Internet to advertise our Offering.

37

OFFERING PERIOD AND EXPIRATION DATE

This Offering will start on the date of this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the Offering period for an additional 90 days, or unless the Offering is completed or otherwise terminated by us if we have not been able to raise the money by the end of the initial period. We will not accept any money until this Registration Statement is declared effective by the SEC. Once investors execute and deliver the subscription agreement with funds and we accept such subscription, they will be entitled to their Shares and become registered shareholders with all the rights and privileges that entails. We will issue stock certificates to investors as soon as practicable after acceptance of the subscription.

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this Registration Statement is declared effective by the SEC. Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any Shares in this Offering, you must:

1. Execute and deliver a subscription agreement

2. Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Infeed Medica Corp."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by us to the subscriber within 3 business days of our having received the monies, without interest or deductions.

Underwriters

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with Offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Section 15(G) of the Exchange Act

Our Shares are penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

38

Changes In and Disagreements with Accountants On Accounting And Financial Disclosure

Weinberg and Baer, LLC. is our registered independent auditor. There have not been any changes in or disagreements with our auditors on accounting and financial disclosure or any other matter.

Indemnification for Securities Act Liabilities

Our bylaws in Article XII provide that to the fullest extent permitted by Delaware law, the Company shall indemnify our Directors and officers against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation.

The indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Legal Matters

The legal opinion rendered by Harold P. Gewerter, Esq. regarding the common stock of the Company to be registered on Form S-1 is as set forth in his opinion letter included in this prospectus.

Experts

Our financial statements as of December 31 2013, and for the period then ended and cumulative from inception (September 10 2012), appearing in this prospectus and Registration Statement have been audited by Weinberg and Baer, LLC., an independent registered Public Accounting Firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

39

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the Offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

 Available Information

We have filed with the SEC a Registration Statement on Form S-1, including exhibits, schedules and amendments filed with the Registration Statement, under the Securities Act with respect to the Shares of common stock being offered. This prospectus does not contain all of the information described in the Registration Statement and the related exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. A copy of the Registration Statement and the related exhibits, schedules and amendments may be inspected without charge at the public reference facilities maintained by the SEC in Washington D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from these offices upon the payment of the fees prescribed by the SEC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding Registrants that file electronically with the SEC. The address of the site is http://www.sec.gov

Reports to Security Holders

We will make available to securities holders an annual report, including audited financials, on Form 10-K. While we intend to file a Form 8-A promptly after this Registration Statement becomes effective and thereby become a “reporting issuer” under Section 12 of the Securities Exchange Act of 1934, we are not currently a reporting issuer and upon this Registration Statement becoming effective we will be required under Section 15(d) of the Exchange Act to file the periodic reports required by Section 13(a) of the Exchange Act with respect to each class of securities covered by our Registration Statement. These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our Registration Statement became effective there are fewer than 300 shareholders. On the other hand, if we become a reporting issuer under Section 12 of the Securities Exchange Act of 1934, we will be subject to all of the obligations incumbent on a company with securities registered under Section 12 of the Exchange Act, including the continuing obligation to file the Section 13(a) reports; the directors, officers, and principal stockholders beneficial ownership disclosure requirements of Section 16 of the Exchange Act; and the proxy rules and regulations of Section 14 of the Exchange Act.

We furnish to our shareholders the Financial Statements for the years ending December 31 2012 and December 31 2013 (audited) and for the six months ended June 30, 2014 (unaudited)

40

INFEED MEDICA CORP.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

DECEMBER 31, 2013

41

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

of Infeed Medica Corp.:

We have audited the accompanying balance sheet of Infeed Medica Corp. (a Delaware corporation in the development stage) as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2013 and 2012, and from inception (September 10, 2012) through December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Infeed Medica Corp. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years ended December 31, 2013 and 2012, and from inception (September 10, 2012) through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of December 31, 2013, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

July 6, 2014

F-1

INFEED MEDICA CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	As of	As of
	December 31,	December 31,
	2013	2012
ASSETS

Current Assets:
Cash	$—	$—

Total current assets	—	—

Total Assets	$—	$—

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Loans payable - related parties	$30,154	$18,088

Total current liabilities	30,154	18,088

Total liabilities	30,154	18,088

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $.0001 per share, 500,000,000 shares
authorized; 0 shares issued and outstanding	—	—
Common stock subscribed	2,000	2,000
Stock subscriptions receivable	(2,000)	(2,000)
(Deficit) accumulated during the development stage	(30,154)	(18,088)

Total stockholders' (deficit)	(30,154)	(18,088)

Total Liabilities and Stockholders' (Deficit)	$—	$—

The accompanying notes are an integral part of these financial statements.

F-2

INFEED MEDICA CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For The Year Ended	September 10, 2012 to	Cumulative
	December 31, 2013	December 31, 2012	From Inception

Revenues	$—	$—	$—

Expenses:
General & administrative	6,566	1,400	7,966
Research & development	5,500	16,688	22,188

Total expenses	12,066	18,088	30,154

(Loss) from Operations	(12,066)	(18,088)	(30,154)

Other Income (Expense)	—	—	—

Provision for income taxes	—	—	—

Net (Loss)	$(12,066)	$(18,088)	$(30,154)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$—	$—

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	—	—

The accompanying notes are an integral part of these financial statements.

F-3

INFEED MEDICA CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY

					(Deficit)
					Accumulated
			Common	Stock	During the
	Common stock		Stock	Subscriptions	Development
	Shares	Amount	Subscribed	Receivable	Stage	Totals

Balance - at inception	—	$—	$—	$—	$—	$—

Common stock subscribed	—	—	2,000	(2,000)	—	—
Net (loss) for the period	—	—	—	—	(18,088)	(18,088)

Balance - December 31, 2012	—	—	2,000	(2,000)	(18,088)	(18,088)

Net (loss) for the year	—	—	—	—	(12,066)	(12,066)

Balance - December 31, 2013	—	$—	$2,000	$(2,000)	$(30,154)	$(30,154)

The accompanying notes are an integral part of these financial statements.

F-4

INFEED MEDICA CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For The Year Ended	September 10, 2012 to	Cumulative
	December 31, 2013	December 31, 2012	From Inception

Operating Activities:
Net (loss)	$(12,066)	$(18,088)	$(30,154)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Changes in net assets and liabilities-
Accounts payable and accrued liabilities	—	—	—

Net Cash Used in Operating Activities	(12,066)	(18,088)	(30,154)

Investing Activities:	—	—	—

Net Cash Used in Investing Activities	—	—	—

Financing Activities:
Proceeds from loans from related parties	12,066	18,088	30,154

Net Cash Provided by Financing Activities	12,066	18,088	30,154

Net (Decrease) Increase in Cash	—	—	—

Cash - Beginning of Period	—	—	—

Cash - End of Period	$—	$—	$—

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$—	$—	$—
Income taxes	$—	$—	$—

Non-cash Investing and Financing Activities:
Payment of stock subscriptions by forgiveness of debt	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

F-5

INFEED MEDICA CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(1)  Summary of Significant Accounting Policies

Basis of Presentation and Organization

Infeed Medica corp. (“Infeed Medica” or the “Company”) is a Delaware corporation in the development stage. The Company was incorporated under the laws of the State of Delaware on September 10, 2012. The business plan of the Company is to manufacture and market commercial products of the design patent it has been granted, and of which it has developed a prototype, the “Baby Bottle Medical Dispenser”.

The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of December 31, 2013 and 2012, subscribed stock was not included in the diluted earnings per share calculation as they were anti-dilutive.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

F-6

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) a reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2013 and 2012, the carrying value of accounts payable, accrued liabilities, and loans approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

F-7

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the year ended December 31, 2013, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are expensed as incurred.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2013 and as of December 31, 2012, and expenses for the years ended December 31, 2013 and 2012, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

(2)  Development Stage Activities and Going Concern

The Company is in its development stage. The business plan of the Company is to manufacture and market commercial products of the design patent it has been granted, and of which it has developed a prototype, the “Baby Bottle Medical Dispenser”.

On December 27, 2012, the Company entered into a Patent Transfer Agreement whereby the Company was granted all of the right, title and interest in the patent design application known as the “Baby bottle Medical Dispenser”. The United States Design Patent was granted on April 8 2014 and the number is D702360.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 10,000,000 shares of newly issued common stock at an offering price of $0.01 per share for proceeds of up to $100,000.

F-8

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2013, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)  Patent

On December 27, 2012, a director and officer assigned a design patent application of the Company’s product to the Company. The United States Design Patent was granted on April 8, 2014 and the patent number is D702360. The costs associated with the patent were expensed.

(4)  Loans Payable - Related Parties

As of December 31, 2013, loans from related parties amounted to $30,154 and represented working capital advances from Directors who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand.

(5)  Common Stock

On September 16, 2012, the Company subscribed 20,000,000 shares of its common stock to individuals who are directors and officers of the company for a $2,000 stock subscription receivable. The stock subscription was paid in 2014 through a reduction of loans that were payable to the shareholders and the common stock was issued in 2014.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 10,000,000 shares of newly issued common stock at an offering price of $0.01 per share for proceeds of up to $100,000.

(6)  Income Taxes

The provision (benefit) for income taxes for the years ended December 31, 2013 and 2012 was as follows (assuming a 34% effective tax rate):

	2013	2012

Current Tax Provision:
Federal-
Taxable income	$—	$—

Total current tax provision	$—	$—

Deferred Tax Provision:
Federal-
Loss carryforwards	$4,102	$6,150
Change in valuation allowance	(4,102)	(6,150)

Total deferred tax provision	$—	$—

F-9

The Company had deferred income tax assets as of December 31, 2013 and 2012, as follows:

	2013	2012

Loss carryforwards	$10,252	$6,150

Less - Valuation allowance	(10,252)	(6,150)
Total net deferred tax assets	$—	$—

The Company provided a valuation allowance equal to the deferred income tax assets for the years ended December 31, 2013 and 2012, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of December 31, 2013, the Company had approximately $30,000 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire by the year 2033.

The Company did not identify any material uncertain tax positions.  The Company did not recognize any interest or penalties for unrecognized tax benefits.

The Company files income tax returns in the United States. All tax years will be closed by expiration of the statute of limitations.

(7)  Related Party Transactions

As described in Note 4, as of December 31, 2013, the Company owed $30,154 to Directors, officers, and principal stockholders of the Company for working capital loans.

As described in Note 5, on September 16, 2012, the Company subscribed 20,000,000 shares of its common stock to Directors and officers for a $2,000 stock subscription receivable.

On December 27, 2012, a director and officer assigned a design patent application of the Company’s product to the Company. The United States Design Patent was granted on April 8, 2014 and the patent number is D702360.

(8)  Subsequent Events

On December 27, 2012, a director and officer assigned a design patent of the Company’s product to the Company. The United States Patent was granted on April 8, 2014 and the patent number is D702360.

On September 16, 2012, the Company subscribed 20,000,000 shares of its common stock to individuals who are directors and officers of the company for a $2,000 stock subscription receivable. The stock subscription was paid in 2014 through a reduction of loans that were payable to the shareholders and the common stock was issued in 2014.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 10,000,000 shares of newly issued common stock at an offering price of $0.01 per share for proceeds of up to $100,000.

Subsequent events were evaluated through July 6, 2014, which is the date the financial statements were available to be issued.

F-10

INFEED MEDICA CORP.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

JUNE 30, 2014

F-11

INFEED MEDICA CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	As of	As of
	June 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current Assets:
Deferred offering costs	$5,000	$—

Total current assets	5,000	—

Total Assets	$5,000	$—

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accrued expenses	$6,945	$—
Loans payable - related parties	34,738	30,154

Total current liabilities	41,683	30,154

Total liabilities	41,683	30,154

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $.0001 per share, 500,000,000 shares
authorized; 20,000,000 and 0 shares issued and outstanding, respectively	2,000	—
Common stock subscribed	—	2,000
Stock subscriptions receivable	—	(2,000)
(Deficit) accumulated during the development stage	(38,683)	(30,154)

Total stockholders' (deficit)	(36,683)	(30,154)

Total Liabilities and Stockholders' (Deficit)	$5,000	$—

The accompanying notes are an integral part of these financial statements.

F-12

INFEED MEDICA CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(Unaudited)

	For The Three	For The Three	For The Six	For The Six
	Months Ended	Months Ended	Months Ended	Months Ended	Cumulative From
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013	Inception

Revenues	$—	$—	$—	$—	$—

Expenses:
General & administrative	6,493	—	7,504	6,566	15,470
Research & development	—	—	1,025	5,500	23,213

Total expenses	6,493	—	8,529	12,066	38,683

(Loss) from Operations	(6,493)	—	(8,529)	(12,066)	(38,683)

Other Income (Expense)	—	—	—	—	—

Provision for income taxes	—	—	—	—	—

Net (Loss)	$(6,493)	$—	$(8,529)	$(12,066)	$(38,683)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)	$—	$(0.00)	$—

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	20,000,000	—	20,000,000	—

The accompanying notes are an integral part of these financial statements.

F-13

INFEED MEDICA CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
(Unaudited)

					(Deficit)
					Accumulated
			Common	Stock	During the
	Common stock		Stock	Subscriptions	Development
	Shares	Amount	Subscribed	Receivable	Stage	Totals

Balance - at inception	—	$—	$—	$—	$—	$—

Common stock subscribed	—	—	2,000	(2,000)	—	—
Net (loss) for the period	—	—	—	—	(18,088)	(18,088)

Balance - December 31, 2012	—	—	2,000	(2,000)	(18,088)	(18,088)

Net (loss) for the year	—	—	—	—	(12,066)	(12,066)

Balance - December 31, 2013	—	—	2,000	(2,000)	(30,154)	(30,154)

Common stock issued in exchange of a reduction of debt ($0.0001 per share)	20,000,000	2,000	(2,000)	—	—	—
Payment of stock subscriptions thru a reduction of debt	—	—	—	2,000	—	2,000
Net (loss) for the period	—	—	—	—	(8,529)	(8,529)

Balance - June 30, 2014	20,000,000	$2,000	$—	$—	$(38,683)	$(36,683)

The accompanying notes are an integral part of these financial statements.

F-14

INFEED MEDICA CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(Unaudited)

	For The Six	For The Six	Cumulative
	Months Ended	Months Ended	From
	June 30, 2014	June 30, 2013	Inception

Operating Activities:
Net (loss)	$(8,529)	$(12,066)	$(38,683)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Changes in net assets and liabilities-
Deferred offering costs	(5,000)	—	(5,000)
Accounts payable and accrued liabilities	6,945	—	6,945

Net Cash Used in Operating Activities	(6,584)	(12,066)	(36,738)

Investing Activities:	—	—	—

Net Cash Used in Investing Activities	—	—	—

Financing Activities:
Proceeds from loans from related parties	6,584	12,066	36,738

Net Cash Provided by Financing Activities	6,584	12,066	36,738

Net (Decrease) Increase in Cash	—	—	—

Cash - Beginning of Period	—	—	—

Cash - End of Period	$—	$—	$—

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$—	$—	$—
Income taxes	$—	$—	$—

Non-cash Investing and Financing Activities:
Payment of stock subscriptions by forgiveness of debt	$2,000	$—	$2,000

The accompanying notes are an integral part of these financial statements.

F-15

INFEED MEDICA CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(1)  Summary of Significant Accounting Policies

Basis of Presentation and Organization

Infeed Medica corp. (“Infeed Medica” or the “Company”) is a Delaware corporation in the development stage. The Company was incorporated under the laws of the State of Delaware on September 10, 2012. The business plan of the Company is to manufacture and market commercial products of the design patent it has been granted, and of which it has developed a prototype, the “Baby Bottle Medical Dispenser”.

The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Unaudited Interim Financial Statements

The interim financial statements of the Company as of June 30, 2014, and for the period then ended, and cumulative from inception, are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the Company’s financial position as of June 30, 2014, and the results of its operations and its cash flows for the period ended June 30, 2014. These results are not necessarily indicative of the results expected for the calendar year ending December 31, 2014. The accompanying financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States. Refer to the Company’s audited financial statements as of December 31, 2013, filed with the SEC, for additional information, including significant accounting policies.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended June 30, 2014.

F-16

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) a reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of June 30, 2014 and December 31, 2013, the carrying value of accounts payable, accrued liabilities, and loans approximated fair value due to the short-term nature and maturity of these instruments.

F-17

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the period ended June 30, 2014, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are expensed as incurred.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of June 30, 2014 and December 31, 2013, and expenses for the periods ended June 30, 2014 and June 30, 2013, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

(2)  Development Stage Activities and Going Concern

The Company is in its development stage. The business plan of the Company is to manufacture and market commercial products of the design patent it has been granted, and of which it has developed a prototype, the “Baby Bottle Medical Dispenser”.

F-18

On December 27, 2012, the Company entered into a Patent Transfer Agreement whereby the Company was granted all of the right, title and interest in the patent design application known as the “Baby bottle Medical Dispenser”. The United States Design Patent was granted on April 8 2014 and the number is D702360.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 10,000,000 shares of newly issued common stock at an offering price of $0.01 per share for proceeds of up to $100,000. As of June 30, 2014, the Company accrued $5,000 of legal fees as deferred offering costs related to this capital formation activity.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of June 30, 2014, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)  Patent

On December 27, 2012, a director and officer assigned a design patent application of the Company’s product to the Company. The United States Design Patent was granted on April 8, 2014 and the patent number is D702360. The costs associated with the patent were expensed.

(4)  Loans Payable - Related Parties

As of June 30, 2014, loans from related parties amounted to $34,738 and represented working capital advances from Directors who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand.

(5)  Common Stock

On September 16, 2012, the Company subscribed 20,000,000 shares of its common stock to individuals who are directors and officers of the company for a $2,000 stock subscription receivable. The stock subscription was paid in 2014 through a reduction of loans that were payable to the shareholders and the common stock was issued in 2014.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 10,000,000 shares of newly issued common stock at an offering price of $0.01 per share for proceeds of up to $100,000. As of June 30, 2014, the Company accrued $5,000 of legal fees as deferred offering costs related to this capital formation activity.

F-19

(6)  Income Taxes

The provision (benefit) for income taxes for the periods ended June 30, 2014 and 2013 was as follows (assuming a 34% effective tax rate):

	2014	2013

Current Tax Provision:
Federal-
Taxable income	$—	$—

Total current tax provision	$—	$—

Deferred Tax Provision:
Federal-
Loss carryforwards	$2,900	$4,102
Change in valuation allowance	(2,900)	(4,102)

Total deferred tax provision	$—	$—

The Company had deferred income tax assets as of June 30, 2014 and December 31, 2013 as follows:

	2014	2013

Loss carryforwards	$13,152	$10,252
Less - Valuation allowance	(13,152)	(10,252)
Total net deferred tax assets	$—	$—

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended June 30, 2014 and the year ended December 31, 2013, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of June 30, 2014, the Company had approximately $39,000 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire by the year 2034.

The Company did not identify any material uncertain tax positions.  The Company did not recognize any interest or penalties for unrecognized tax benefits.

The Company files income tax returns in the United States. All tax years will be closed by expiration of the statute of limitations.

F-20

(7)  Related Party Transactions

As described in Note 4, as of June 30, 2014, the Company owed $34,738 to Directors, officers, and principal stockholders of the Company for working capital loans.

As described in Note 5, on September 16, 2012, the Company subscribed 20,000,000 shares of its common stock to individuals who are directors and officers of the company for a $2,000 stock subscription receivable. The stock subscription was paid in 2014 through a reduction of loans that were payable to the shareholders and the common stock was issued in 2014.

On December 27, 2012, a director and officer assigned a design patent application of the Company’s product to the Company. The United States Design Patent was granted on April 8, 2014 and the patent number is D702360.

(8)  Subsequent Events

Subsequent events were evaluated through July 6, 2014, which is the date the financial statements were available to be issued.

F-21

PART II

Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers

Article XII of our Bylaws provides that to the fullest extent permitted by Delaware law, the Company shall indemnify our Directors and officers against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation.

The indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as Directors and officers.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

SEC Registration fee	$13

Transfer Agent Fees ( Estimated )	1,500

Accounting fees and expenses	10,000

Legal fees and expenses	10,000

Total:	$21,513

42

Item 26. Recent Sales of Unregistered Securities

The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the Shares issued below have subsequently transferred or disposed of their Shares and the list is also a current listing of the Company's stockholders.

On January 1 2014 , we issued a total of 20,000,000 Shares of our common stock to two individuals, including to our Principal Executive Officer and Treasurer, Secretary , Principal Financial and Accounting Officer. The purchase price for such Shares was equal to their par value, $0.0001 per share, amounting in the aggregate for all 20,000,000 Shares to $2,000. None of these transactions involved any underwriters, underwriting discounts or commissions or any public Offering, and we believe these issuances were exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in Offering the securities. The Offering and sale were made in an offshore transaction and only to the following individuals who are all non-U.S. citizens, all in accordance with the requirements of Regulation S of the Securities Act.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned

Julius Klein	10,000,000

Beth Langsam	10,000,000

Item 27. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

43

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

44

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement ( amendment # 2) to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jerusalem, State of Israel on September 23 2014.

Infeed Medica Corp.

Date September 23 2014	By:	/s/ Julius Klein
	Julius	Klein
President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement ( amendment # 1 )has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Julius Klein	Principal Executive Officer and Director	September 23 2014

/s/Beth Langsam	Secretary and Director , Treasurer (and Principal	September 23 2014
Accounting and Financial Officer )

Beth Langsam is authorized to sign our document in the capacity of Principal Accounting and Financial Officer

Exhibits Table

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation of the Company

3.2	By-Laws of the Company

3.3	Form of Common Stock Certificate of the Company

5.1	Opinion of Legal Counsel

23.1	Consent of Weinberg and Baer, LLC.

23.2	Consent of legal counsel (see Exhibit 5.1)

99.1	Subscription Agreement

99.2	Verbal (oral) Arrangements with the Company

99.3	Patent Assignment Agreement

99.4	USPTO Patent Assignment

99.5	USPTO Patent Notification

45